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                                                                 EXHIBIT 10.34.1

                            BLANKET TIME CHARTER

         This Agreement made and entered into this 9th day of February, 1996, by and between TIDEWATER MARINE, INC., a Louisiana corporation (hereinafter called "OWNER") and HORIZON SEISMIC INC., a Texas corporation (hereinafter called "CHARTERER").

                              W I T N E S S E T H:

         WHEREAS, OWNER, is the demise owner and operator of various offshore supply, crew and utility vessels (hereinafter sometimes referred to as "vessel or "vessels"), which vessels are suitably equipped for CHARTERER's offshore activities in the mineral and oil industry.

         WHEREAS, CHARTERER may from time to time desire to time charter one or more of said vessels for the purpose of performing such marine services in support of CHARTERER's operations.

         NOW, THEREFORE, for and in consideration of the premises and mutual promises and agreements herein contained, OWNER agrees to time charter and CHARTERER agrees to hire such of OWNER's vessels as OWNER and CHARTERER shall designate subject to the following terms and conditions:

                                       I.

         CHARTERER shall designate the vessel or vessels it desires from time to time to hire by notifying OWNER of the particular vessel CHARTERER desires to hire and by specifying the date that CHARTERER desires the vessel to be delivered. If OWNER has such a vessel
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available and if the parties reach agreement on the details particular to that vessel's charter (such as rate of hire), the vessel will be delivered to CHARTERER in accordance herewith. As soon thereafter as is practicable, OWNER shall mail to CHARTERER a letter on a form substantially identical to the form attached hereto as Exhibit "A" which letter shall confirm the details of the charter of the said vessel as between the parties. Even if OWNER shall fail to send such letter or CHARTERER fails to acknowledge such letter, this Charter and the verbally agreed details shall apply to any vessel delivered to CHARTERER by OWNER in the absence of a separate charter covering such vessel.

                                      II.

         It is understood that OWNER is under no obligation to let any of its vessels and that CHARTERER is under no obligation to hire any of OWNER's vessels except that which CHARTERER may request or ask for during the term hereof; it being the intent of the parties hereto that this is a nonexclusive vessel rental contract, and that no vessel shall be considered let or hired until same is delivered by OWNER to CHARTERER pursuant to mutual agreement.

                                      III.

         The vessel shall be delivered to CHARTERER at the port previously agreed upon with such modifications as may be agreed for the particular job involved and being on her delivery properly equipped and in every respect seaworthy and in good running order and in every way fit and ready for CHARTERER's use and for the employment intended so far as the exercise





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of due diligence can make her; and OWNER undertakes to so maintain the vessel during the period of service under this Charter.

         The vessel (unless lost) shall, at the termination of each individual charter hereunder, be redelivered to OWNER at the same port at which it was accepted by CHARTERER (unless a different port of redelivery is agreed upon).

         Throughout the term hereof, OWNER shall maintain in full force and affect on the vessel any required United States Coast Guard documents and Inspection Certificates, together with any other documents required of the vessel.

                                      IV.

         For the use of said vessel, CHARTERER shall pay OWNER at the rate previously agreed upon for each day or each part of a day, beginning on the day said vessel is delivered to CHARTERER and ending on the day the vessel is redelivered to OWNER, OWNER shall invoice CHARTERER at 11200 Westheimer, Suite 410, Houston, Texas 77042, on or before the first day of the calendar month to which the invoice relates; and CHARTERER shall pay the amount of such invoice to OWNER on or before the last day of the calendar month to which the invoice relates. In the event the vessel is delivered to CHARTERER on any day other than the first day of the calendar month, OWNER shall, on or before the date of delivery, invoice CHARTERER for the delivery date and for the number of days remaining in the calendar month after the delivery date; and CHARTERER shall pay the amount of such invoice to OWNER on or before the last day of the calendar month in which delivery took place. If the vessel is lost, payment shall be made up to and including the date of her loss. Payment shall be made to





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OWNER, or its assigns, at Post Office Box 61620, New Orleans, Louisiana 70161,
or elsewhere as designated.

         Should CHARTERER contest the amount of any invoice it shall, prior to the payment due date, notify OWNER in writing of the contested amount and specify the reason(s) therefor, whereupon payment of the contested amount will be suspended until settlement of the dispute. The uncontested amount shall, however, be paid within the term set forth hereinabove.

                                       V.

         The vessel shall be used for the lawful movement of materials and personnel incidental to CHARTERER's operations in seismic operations in the Gulf of Mexico. For reasons of safety, the vessel shall not be used for live diving (also known as live boating).

                                       VI

         Owner shall man, victual, maintain, navigate and supply the vessel at its expense. However, CHARTERER shall provide all fuel, oil and greases, replacement firefighting foam, and potable water for the vessel at its expense, or CHARTERER may direct OWNER to secure same and reimburse OWNER for the properly documented cost thereof plus a fifteen (15%) percent handling charge; provided, however, that CHARTERER shall not be obliged to pay a handling fee for any consumable items arranged for by OWNER but billed to and paid for by CHARTERER. Wharfage, port charges, dockage and safe berths will be provided by CHARTERER at its expense. Except as otherwise agreed, CHARTERER on delivery and





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OWNER on redelivery shall take over and pay the other party for the inventory of fuel and lubricants aboard the vessel, utilizing then current prices in the ports of delivery and redelivery, respectively.

                                      VII.

         As respects safety, the operation, navigation and management of the vessel shall be under the exclusive control and command of OWNER. Subject always to the right of the master to determine whether a movement may be safely undertaken, the vessel will be operated, and services herein described will be rendered, at times as requested by CHARTERER's party chief, who shall be in charge of CHARTERER's seismic operations. OWNER is an independent contractor and neither it nor its employees nor the master or crew are servants, agents, or employees of CHARTERER, CHARTERER being interested only in the contemplated performance of the services herein provided.

         The crew will not be required to load or unload cargo or seismic equipment, other than ship's stores and consumables.

                                     VIII.

         CHARTERER may install additional equipment in connection with its operations, provided that without the written consent of OWNER no structural changes shall be made. All equipment installed by CHARTERER shall remain its property and shall be removed by it before redelivery, and the vessel must be restored to the same condition as it was prior to the installation of equipment or structural change, all at CHARTERER's expense.





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                                      IX.

         OWNER agrees to indemnify and hold harmless CHARTERER of and from all liens created and imposed on the vessel (except such liens as might arise out of the obligations imposed herein on CHARTERER) as a result of the manning, operating, victualing, maintaining, supplying, navigating and managing of the vessel.

                                       X.

         Should the vessel breakdown or become inoperative for any cause attributable to the vessel, other than negligence of CHARTERER or for any cause attributable to CHARTERER or due to the nature of CHARTERER's seismic operations and such condition continues for as long as twenty-four (24) hours in any calendar month (hereinafter referred to as "Compensable Downtime"), the vessel's agreed rate of hire shall cease for the time thereby lost in excess of said Compensable Downtime.

         Should there be any unused Compensable Downtime from previous month(s), such time shall be accrued by OWNER and applied to the current month, or used for regularly drydocking and maintenance, but such Compensable Downtime shall not exceed a cumulative total of twelve (12) days at any one time. In addition to said Compensable Downtime, OWNER shall be entitled to perform or have performed repairs or maintenance on the vessel without reduction of charter hire, provided that such repairs or maintenance do not interfere with CHARTERER's operations.

         OWNER'S liability to CHARTERER as a result of the vessel breaking down or becoming inoperative shall be limited to the interruption of charter hire as set forth above, and OWNER





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shall not be responsible for any resulting consequential or special damages, including, without limitation, loss of profit or loss of use.

                                      XI.

         OWNER shall during the term hereof procure and maintain in effect the following insurance:

         (i) Hull and Machinery Insurance in the amount set forth in the letter agreement contemplated herein, which is agreed to be the market value of the vessel, on the American Institute Hull Clauses June 2, 1977 Form, or equivalent, excluding Collision/Towers Liability, with navigation limits adequate for the vessel's trade, and subject to a deductible not to exceed $50,000.00 which deductible shall be for OWNER's account.

         (ii) Protection and Indemnity Insurance covering the liabilities of OWNER in the amount of $2,000,000.00 on the Ocean P & I Clauses SP-23 Form or equivalent, including Collision/Towers Liability and crew coverage, but excluding Cargo Liability and those risks, if any, assumed or insured by CHARTERER in this Charter. Such insurance may be subject to a deductible not to exceed $20,000.00 per occurrence. Such deductibles shall be for OWNER's account.

         The aforesaid policies shall include CHARTERER, in its capacity as time charterer of the vessel, as an additional assured, but only with respect to the risks and obligations assumed by OWNER in this Charter, and shall contain a waiver of subrogation in favor of CHARTERER with respect to such risks and obligations assumed by OWNER in this Charter. The policies





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shall contain a provision requiring fourteen (14) days notice to CHARTERER from insurers prior to cancellation or substantial modification of such policies. CHARTERER shall be provided proper evidence of such instance upon its request.

                                      XII.

         CHARTERER shall pay or reimburse OWNER for all permits, clearance expenses, customs fees, duties (import or otherwise), pilotage fees, agency fees and related costs which result from CHARTERER's use of the vessel or from the cargo carried for CHARTERER. CHARTERER shall also pay all taxes applicable to CHARTERER or to the operation or use of the vessel.

                                      XII.

         In order that all operations contemplated herein can be safely undertaken, especially mooring and anchoring operations, it shall be the obligation of CHARTERER to provide OWNER or the vessel's master with accurate, up-to-date flowline charts or other relevant information regarding the location and existence of sub-sea pipelines, structures, or equipment.

                                      XIV.

         Neither CHARTERER, its employees, nor their respective underwriters shall have any liability for loss of or damage to the vessel or to any other property owned, rented, leased or used by OWNER in carrying out its operations under this Charter, or for injury to, illness or death of the crew of the vessel, employees of OWNER or of the registered owner of the vessel,





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or of the vessel's operator, their contractors or subcontractors or their employees, however, said loss, damage injury, illness or death arises or occurs, whether through the negligence in whole or in part of CHARTERER, its employees, unseaworthiness of the vessel or otherwise; and OWNER shall protect, defend, indemnify and hold harmless CHARTERER, its employees, and their respective underwriters from and against any claim, suit, loss, liability, expense, demand, cost or damage as a result of such loss, damage injury, illness or death.

         Neither OWNER, the registered owner of the vessel, the company operating the vessel, their employees, the vessel, its master and crew, nor their respective underwriters shall have any liability for loss of or damage to any property owned, rented, leased or used by CHARTERER (other than the vessel itself) in connection with its seismic operations utilizing the vessel (including all equipment, cargo, and machinery laden upon, carried aboard, towed by, or installed on the vessel), or for injury to, illness or death of the personnel or employees of CHARTERER, or CHARTERER's contractors or subcontractors or their employees (except OWNER, the registered owner of the vessel, the vessel's operator, their employees, and their contractors and subcontractors and the employees thereof), however said loss, damage, injury, illness or death arises or occurs, whether through the negligence in whole or in part of OWNER, or the registered owner of the vessel, or of the company operating the vessel, their employees, the master and crew, unseaworthiness of the vessel or otherwise; and CHARTERER shall protect, defend, indemnify and hold harmless OWNER, the registered owner of the vessel, the company operating the vessel, their employees, the vessel, the master and the crew thereof, and their respective underwriters from and against all claims, suits, losses, liabilities, demands, costs, damages or expense as a result of such loss, damage, illness, injury or death.





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         Notwithstanding anything to the contrary contained herein, it is expressly agreed by and between the parties hereto that, regardless of the negligence on the part of any party hereto or the unseaworthiness of any vessel, neither such party shall be liable to the other for any punitive, indirect, incidental, special or consequential damages of any kind or nature (including, but not limited to, loss of profits, loss of use, loss of hire or loss of production); and each party hereby agrees to waive its rights of recourse in this regard against the other party, its affiliated and/or subsidiary companies, their respective vessels and their respective underwriters.

                                      XV.

         CHARTERER shall have no right, power, or authority to create, incur, or permit to be imposed upon the vessel any liens whatsoever.

                                      XVI.

         If CHARTERER shall fail to perform any of its duties or obligations or shall violate any of the prohibitions imposed upon it under this Charter, or if CHARTERER shall be dissolved or be adjudged a bankrupt or shall have a petition in bankruptcy filed against it, or shall make a general assignment for the benefit of creditors, or if a receiver shall be appointed for CHARTERER, OWNER may, without prejudice to any other rights or clams which it may have under this Charter, withdraw and retake the vessel, wherever the same may be found, without prior demand and without legal process, and for that purpose may enter upon any premises where the vessel may be and take possession thereof. OWNER may bring said vessel to the redelivery point hereinabove provided, at the expense of CHARTERER. If CHARTERER fails





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to turn over possession and make redelivery, CHARTERER shall indemnify and hold
OWNER harmless against all cost and expense incurred by OWNER in obtaining possession and making such redelivery.

                                     XVII.

         Charter hire is based upon and determined by existing operating costs as of the date of each individual Charter. Should the term of such Charter extend for longer than three hundred sixty-five (365) days and the event there is an increase in any operating costs, OWNER shall have the right to request an increase in the hire which shall reflect such increased costs. OWNER shall present its request to CHARTERER in writing with proper support attached. If CHARTERER fails to agree to the request within thirty (30) days from date presented, OWNER may cancel such Charter. Any increased charter hire agreed to shall be effective as of the date of OWNER's request.

                                     XVIII.

         At CHARTERER's request, OWNER agrees to furnish food and lodging for any personnel, other than crew members of the vessel, at the rates reflected in the letter agreement setting forth the vessel's details of the Charter.

                                      XIX.

         All salvage and salvage towage, after payment of out-of-pocket expenses and awards to the master and crew, shall be divided equally between the OWNER and CHARTERER.





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                                      XX.

         This Charter shall not be construed as a personal contract nor shall it deprive OWNER, CHARTERER, or the vessel of any right to claim limitation of liability provided by any statute or law of any country having authority or jurisdiction over the vessel.

                                      XXI.

         This Charter may be terminated by either party on thirty (30) days notice delivered in writing; provided, however, that such cancellation shall not be effective as to any vessel which has been delivered to CHARTERER under the terms hereof until the Charter term stipulated in such vessel's letter agreement has expired and such vessel is redelivered to OWNER.

                                     XXII.

         This Charter and the letter agreement contemplated herein (Exhibit "A"), including any attachments incorporated therein by reference, shall constitute the entire agreement between the parties for the charter of vessels by OWNER to CHARTERER in the absence of a separate time charter on a specific vessel and the terms and provisions hereof shall ipso facto apply to the charter of any vessel to CHARTERER by OWNER in the absence of any such separate time charter on a specific vessel. The terms and provisions of this Charter shall not, however, be applicable to the charter of any vessel upon which such a separate time charter is executed. No changes, amendments, or variations of the terms and conditions shall be valid or binding on the parties hereto in any respect unless made in writing and signed by both parties hereto. This





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Blanket Time Charter replaces any Blanket or Master Time Charter agreements which the parties hereto may previously have entered into.

                                     XXIII.

         It is agreed that the terms and provisions of this Charter shall be applicable separately to each and every vessel which OWNER charters to CHARTERER. Further, this Charter shall be subject to all applicable laws, orders, rules, regulations, and requirements of any State or Federal Government or any agency thereof.

                                     XXIV.

         Subject to obtaining the prior written approval of the other party, either party may assign this Charter, but no such assignment shall relieve the assigning party of any obligation hereunder to the non-assigning party.

                                      XXV.

         The provisions of this Charter are separable and severable. If any provision, item or application of this Charter shall be deemed invalid in whole or in part, such invalidity shall not affect other provisions, items or applications of this Charter which can be given effect without the invalid provision item or application.





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                                     XXVI.

         OWNER's address for sending notices under this Charter is P.O. Box 61620, New Orleans, Louisiana 70161, and CHARTERER's address for sending notices under this Charter is 11200 Westheimer, Suite 410, Houston, Texas 77042. Any notices provided for herein shall be deemed to have been given at the time of mailing when sent by mail addressed to the recipient at the address hereinbefore stated.

         IN WITNESS WHEREOF, the parties hereto have caused this Charter to be executed by their duly authorized representatives in duplicate original as of the date first above written.

WITNESSES:                               CHARTERER HORIZON SEISMIC INC.

/s/ [illegible signature]                By: /s/ [illegible signature]
-------------------------------             ---------------------------------
                                             Its: Vice President

/s/ [illegible signature]
-------------------------------





                                         OWNER TIDEWATER MARINE, INC.


/s/ [illegible signature]                By: /s/ Marinus Quist
-------------------------------             ---------------------------------
                                             Its: Vice President

/s/ [illegible signature]
-------------------------------





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                                                                     EXHIBIT "A"
___________________________________
___________________________________
___________________________________
___________________________________

Attn:______________________________

                                          Re: Time Charter of M/V_______________

Gentlemen:

         Pursuant to the terms and conditions of that certain Blanket Time Charter dated _____________, entered into by and between Tidewater Marine, Inc. and ____________, this letter sets forth our understanding and agreement that the above-captioned vessel, has been chartered subject to the following:

 1.      Date of delivery, on or about:_________________________________________

 2.      Location of delivery:__________________________________________________

 3.      Location of redelivery:________________________________________________

 4.      Area of Operations/Navigation Limits:__________________________________

 5.      Minimum term of Charter:_______________________________________________

 6. Cancellation after minimum term by: _____________ written notice by either party.

 7.      Daily charter rate:____________________________________________________

 8.      Insured value of vessel:_______________________________________________

 9.      Meals and lodging rates for non-crew members:__________________________

10.      Special provisions:____________________________________________________



         Please date and sign the duplicate copy of this letter in acceptance of the foregoing and return it to us.


                                        Very truly yours,

                                        TIDEWATER MARINE, INC.


                                        _______________________________

                                        _______________________________



Agreed and Accepted
this ______ day of ____________, 199____

By:___________________________
      Its:





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